UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                                   FORM 8-K/A
                                AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 5, 1998
                Date of Report (Date of earliest event reported)



                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
             (Exact name of Registrant as specified in its charter)


     Delaware                           0-26954             22-3350958
(State or other jurisdiction of    (Commission File       (IRS Employer
incorporation or organization)          Number)        Identification No.)



380 Allwood Road, Clifton, New Jersey                          07012
(Address of principal executive offices)                    (Zip Code)



(Registrant's telephone number, including area code)     (973) 471-1005

                                 NOT APPLICABLE
   (Former name or former address,  if changed since last report.)

This 8-K/A filing amends an 8-K filed on August 17, 1998. Item 7 is hereby amended to state as follows:


ITEM 7.         Financial Statements and Exhibits

                a.   Financial Statements of Business Acquired.

                Audited financial statements of KBD Services, Inc. ("KBD")

                KBD Balance Sheets as of March 31, 1998 and 1997 and the related Statements of Income and Retained Earnings and Cash Flows for the years ended March 31, 1998 and 1997.

                Unaudited interim financial statements of KBD.
                KBD Balance Sheets as of June 30, 1998 and March 31, 1998 and Statements of Operations and Retained Earnings and Cash flows for each of the three months ended June 30, 1998 and 1997.


                b.   Pro Forma Financial Information.

                Consolidated Delivery & Logistics, Inc. ("CDL") and KBD Pro Forma Condensed Combined Financial Statements (Unaudited). Pro Forma Condensed Combined Balance Sheet as of June 30, 1998 and Pro Forma Condensed Combined Statements of Continuing Operations for the year ended December 31, 1997 and the six months ended June 30, 1998.

                c.   Exhibits

                10.1* Stock Purchase Agreement dated August 5, 1998 by and between Consolidated Delivery & Logistics, Inc., KBD Services, Inc., Silver Star Express, Inc. and David L. Chesney.

                10.2* 7% Subordinated Convertible Note Due 2003 of Consolidated Delivery & Logistics, Inc.

                10.3* 7% Contingent Subordinated Convertible Note Due 1999 of Consolidated Delivery & Logistics, Inc.

                * filed previously

                             K. B. D. SERVICES, INC.





                              FINANCIAL STATEMENTS
                                     REVISED







              FOR THE YEARS ENDED MARCH 31, 1998 AND MARCH 31, 1997


















                                 HOOVER & HOOVER
                          CERTIFIED PUBLIC ACCOUNTANTS

                                TABLE OF CONTENTS

                                                               Page No.

Independent Auditor's Report                                      1

Balance Sheets                                                    2

Statements of Income and Retained Earnings                        4

Statements of Cash Flows                                          5

Notes to Financial Statements                                     7

Supplementary Schedules:

         Selling and Administrative Expenses                     15

                                 Hoover & Hoover
                          Certified Public Accountants





                          INDEPENDENT AUDITOR'S REPORT
                                     REVISED
Board of Directors
K.B.D. Services, Inc.
Cary, North Carolina

         We have audited the accompanying balance sheets of K.B.D. Services, Inc. (a North Carolina corporation), as of March 31, 1998, and 1997, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of K.B.D. Services, Inc., as of March 31, 1998, and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. Our initial report, dated June 18, 1998, was revised on July 30, 1998, to reflect our having verified, through the use of alternative audit procedures, the reported value of motor vehicles. Our initial report was qualified in that regard due to an audit scope limitation.

         Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The information included in the accompanying schedules of selling and administrative expenses is presented for supplementary purposes only. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Hoover & Hoover
Hoover & Hoover
Certified Public Accountants

Cary, North Carolina
June 18, 1998, except for the revision(s) described above, as to which the date is July 30, 1998

                              K.B.D. SERVICES, INC.
                                 BALANCE SHEETS
                             MARCH 31, 1998 and 1997

ASSETS
CURRENT ASSETS                                                                           1998                   1997
                                                                                ------------------     -----------------

Cash                                                                                 $493,793.82            $184,619.51
Investments-CD                                                                        120,519.62             114,768.93
Accounts Receivable                                                                   641,163.52             494,959.45
Income Tax Receivable                                                                   2,205.00               2,205.00
Interest Receivable                                                                     2,450.00               1,050.00
Note Receivable                                                                        20,000.00                   -
Prepaid Expenses                                                                       79,346.00              60,040.00
                                                                                ------------------     -----------------
      Total Current Assets                                                          1,359,477.96             857,642.89
                                                                                ------------------     -----------------

FIXED ASSETS
  Office Equipment                                                                    173,267.23             124,555.00
  Leasehold Improvements                                                               16,315.00              16,315.00
  Vehicles                                                                          2,837,606.00           2,368,681.00
  Less:  Accumulated Depreciation                                                  (2,072,777.00)         (1,802,421.00)
                                                                                ------------------     -----------------
        Total Fixed Assets                                                            954,411.23             707,130.00
                                                                                ------------------     -----------------
OTHER ASSETS
  Note Receivable-Stockholder                                                                -                20,000.00
                                                                                ------------------     -----------------
          Total Other Assets                                                                 -                20,000.00
                                                                                ------------------     -----------------

TOTAL ASSETS                                                                       $2,313,889.19          $1,584,772.89
                                                                                ==================     =================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts Payable                                                                    $228,337.08            $171,056.04
 Wage Garnishment                                                                       1,145.12               1,835.92
 Accrued Payroll Taxes                                                                 27,055.68              16,922.12
 Accrued Wages                                                                         81,128.87              52,890.19
 Accrued Income Taxes                                                                 343,325.89             122,905.16
 Accrued Interest and Penalty                                                           5,616.08               1,146.00












                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                              K.B.D. SERVICES, INC.
                                 BALANCE SHEETS
                             MARCH 31, 1998 and 1997
                                    Continued

                                                                                  1998                   1997
                                                                           --------------------    ------------------
Line of Credit                                                                   135,000.00              100,000.00
Note Payable on Computer Equipment                                                37,322.00                    -
Current Portion of Long-Term Debt, including Lease Obligations                   459,278.96              403,387.93
                                                                           --------------------    ------------------
     Total Current Liabilities                                                 1,318,209.68              870,143.36
                                                                           --------------------    ------------------
LONG-TERM DEBT, Including Lease Obligations, Less Current
      Portion                                                                    376,219.59              301,587.63
                                                                           --------------------    ------------------

      Total Liabilities                                                        1,694,429.27            1,171,730.99
                                                                           --------------------    ------------------

STOCKHOLDERS' EQUITY
 Common Stock, $1 par value, 100,000 shares authorized and 100
  shares issued and outstanding                                                      100.00                  100.00
 Retained Earnings                                                               619,359.92              412,941.90
                                                                           --------------------    ------------------
  Total Stockholders' Equity                                                     619,459.92              413,041.90
                                                                           --------------------    ------------------
 TOTAL LIABILITIES
     AND STOCKHOLDERS' EQUITY                                                 $2,313,889.19           $1,584,772.89
                                                                           ====================    ==================

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                              K.B.D. SERVICES, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                   FOR THE YEARS ENDED MARCH 31, 1998 AND 1997

                                                                         1998                    1997
                                                                   ------------------     -------------------
REVENUE
 Sales                                                                $6,602,611.06          $5,601,096.69
                                                                   ------------------     -------------------
EXPENSES
 Wages                                                                 3,298,317.36           2,834,794.68
 Selling and Administrative                                            2,277,260.95           2,033,477.34
 Depreciation                                                            412,897.00             342,710.00
                                                                   ------------------     -------------------
      Total                                                            5,988,475.31           5,210,982.02
                                                                   ------------------     -------------------

Operating Income                                                         614,135.75             390,114.67

OTHER INCOME (EXPENSE)
 Interest Expense                                                        (60,502.40)            (71,507.47)
 Gain (loss) on Sale of Assets                                            12,572.00            (200,055.42)
 Interest Income                                                           8,050.93               6,879.24
                                                                   ------------------     -------------------
     Total Other Income (Expense)                                        (39,879.47)           (264,683.65)
                                                                   ------------------     -------------------

INCOME BEFORE INCOME TAXES                                               574,256.28             125,431.02
                                                                   ------------------     -------------------
INCOME TAXES
     Current                                                             220,420.73             122,905.16
     Results of IRS Audit                                                 22,495.00                   -
                                                                   ------------------     -------------------

          Total Income Taxes                                             242,915.73             122,905.16
                                                                   ------------------     -------------------

NET INCOME                                                               331,340.55               2,525.86

BEGINNING RETAINED EARNINGS                                              412,941.90             410,416.04
ADJUSTMENT TO RETAINED EARNINGS                                         (121,413.86)                  -
DIVIDEND                                                                  (3,508.67)                  -
                                                                   ------------------     -------------------

ENDING RETAINED EARNINGS                                                $619,359.92            $412,941.90
                                                                   ==================     ===================


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                              K.B.D. SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED MARCH 31, 1998 AND 1997

                                                                                     1998                 1997
                                                                                ----------------     ----------------

Cash Flows From Operating Activities
 Net Income                                                                       $331,340.55            $2,525.86
 Adjustments to Reconcile Net Income to  Net Cash Provided by
  Operating Activities
     Depreciation                                                                  412,897.00           342,710.00
     Loss on Sale of Assets                                                              -              200,055.42
     Gain on Sale of Assets                                                        (12,572.00)                -
     (Increase) Decrease in:
       Accounts Receivable, Interest & Income Tax Receivable                      (147,604.07)         (103,382.11)
       Prepaid Expenses                                                            (19,306.00)          (57,299.99)
     Increase (Decrease) in:
       Accounts Payable                                                             57,281.04            70,068.21
       Accrued Expenses                                                             42,151.52            14,243.67
       Income Tax Payable                                                          220,420.73           122,905.16
                                                                                ----------------     ----------------

          Net Cash Provided by Operating Activities:                               884,608.77           591,826.22
                                                                                ----------------     ----------------


Cash Flows from Investing Activities
 Sale of Equipment                                                                  39,226.00             1,000.00
 Purchase of Equipment                                                            (694,222.00)         (476,249.00)
 Long-Term Note Receivable                                                               -              (20,000.00)
                                                                                ----------------     ----------------
     Net Cash Used by Investing Activities                                        (654,996.00)         (495,249.00)
                                                                                ----------------     ----------------

Cash Flows From Financing Activities
 New Borrowings                                                                    664,913.23           438,686.36
 Debt Reduction                                                                   (576,092.33)         (418,507.70)
 Dividend                                                                           (3,508.67)                -
                                                                                ----------------     ----------------
     Net Cash Provided by Financing Activities:                                     85,312.23            20,178.66
                                                                                ----------------     ----------------

Net Increase in Cash and Cash Equivalents                                          314,925.00           116,755.88
Cash and Cash Equivalents-Beginning of Year                                        299,388.44           182,632.56
                                                                                ----------------     ----------------

Cash and Cash Equivalents-End of Year                                             $614,313.44          $299,388.44
                                                                                ================     ================



Supplemental Disclosures of cash flow information:
Interest Paid                                                                      $60,502.40           $71,507.47
Income taxes paid                                                                  $22,495.00           $     -




                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                              K.B.D. SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1998 AND 1997

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities
The Company provides a courier service. It specializes in same-day and emergency delivery. It also provides daily dedicated courier services to customers that require the use of a vehicle and driver for a certain number of hours per day. The Company has offices located in Cary, Charlotte, Fayetteville, and Greensboro in the State of North Carolina. There is one office located in Columbia, South Carolina and one office located in Augusta, Georgia. The Company was incorporated in the State of North Carolina on April 29, 1980. The Company is a C Corporation.

Depreciation
The Company's motor vehicles and equipment are depreciated using an accelerated method over five and seven years, respectively. Its leasehold improvements are depreciated using the straight-line method over thirty-nine years. The same methods are used for both income tax and financial reporting purposes. Depreciation expense includes amortization of leased motor vehicles.

Deferred Income Taxes
The Company uses the same depreciation methods for income tax and financial statement reporting. Therefore, there are no deferred income taxes.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE B - RELATED PARTY TRANSACTIONS

The loan from stockholder is a loan (See Note D) made to David Chesney, President, by his father, C.K. Chesney. The funds were subsequently loaned to the Company. The note is for $7,000 and is non-interesting bearing. If interest were imputed at an interested rate of 7% per annum, the interest would be $490 for 1998 and 1997.

The Company leases office space in Cary and Charlotte from the President, David Chesney. The annual lease payments for the Cary office location (present location) were $106,524. The lease commenced on May 26, 1997, and the lease termination date is June 30, 2007. The annual lease payments for the Charlotte office location were $17,700 and the lease termination date is March 31, 1998. (See Note E for future minimum lease payments)

                              K.B.D. SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1998 AND 1997
                                    Continued


RELATED PARTY TRANSACTIONS (Continued)

The note receivable is a loan to David Chesney, President. The loan amount is for $20,000 with a rate of interest of 7% per annum. Interest is payable annually and the note is due on June 30, 1998.

In 1997 the Company sold land to the President, David Chesney, for $306,046.96. The sale resulted in a loss of $194,801.42. Since this is a related party transaction, the loss is not tax deductible, income taxes have been calculated accordingly (See Note H).

NOTE C - MOTOR VEHICLES, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

The cost of motor vehicles, equipment, and leasehold improvements were provided by the President, David Chesney. At March 31, 1998 and March 31, 1997, motor vehicles, equipment, and leasehold improvements consisted of the following:

                                                                        1998                  1997
                                                                  -----------------     ------------------
Furniture and Equipment                                               $173,267.23           $124,555.00
*Delivery Vehicles (includes $331,686 in lease vehicles)             2,837,606.00          2,368,681.00
Leasehold Improvements                                                  16,315.00             16,315.00
                                                                  -----------------     ------------------
                                                                     3,027,188.23          2,509,551.00
Accumulated Depreciation (includes leased vehicles)                 (2,072,777.00)        (1,802,421.00)
                                                                  -----------------     ------------------
                                                                      $954,411.23           $707,130.00
                                                                  =================     ==================

* The cost of delivery vehicles includes the cost of the vehicle plus the cost of the camper shell installed on the vehicle.

                              K.B.D. SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1998 AND 1997
                                    Continued



NOTE D - DEBT

The Company's long-term debt consists of note payables and obligations under capital leases on delivery vehicles. The total amount of the obligations under capital leases is $160,199.40. The notes are secured by the vehicles. The interest rates range from 7% to 13 %. The following is a summary of principal maturities of long-term debt, including lease obligations, during the next five years:

                  1999                                             $459,278.96
                  2000                                              263,954.47
                  2001                                              114,531.11
                  2002                                                  731.09
                  2003                                                    0

The Company has a $250,000.00 working capital line of credit which is due August 1, 1998. At March 31, 1998 and March 31, 1997, the outstanding balance of this working capital line of credit was $135,000.00 and $100,000.00, respectively. The interest rate is 8.50%. The loan is collateralized by equipment, furniture and equipment and accounts receivable.

Long-term debt includes a loan from stockholder of $7,000.00 (See Note B).

On February 26, 1998, the Company borrowed $37,322 to purchase computer equipment. The interest rate is 8.5% and the note matures on March 2, 2001. The note is secured by equipment.

NOTE E - DESCRIPTION OF LEASING ARRANGEMENTS

The Company leases motor vehicles under a capital leases. The lease obligations on the motor vehicles are included in long-term debt (See Note D). The leases commenced on August 30, 1996, and expire on September 30, 1999. The leased motor vehicles are included in Note C as delivery vehicles and are being depreciated using an accelerated depreciation method over five years.

The following is a schedule of future minimum lease payments required under the lease:

                          1999                                        $122,039
                          2000                                          61,020

                              K.B.D. SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1998 AND 1997
                                    Continued

NOTE E - DESCRIPTION OF LEASING ARRANGEMENTS (Continued)

The Company leases office space from Edens & Avant, Inc. in Columbia, South Carolina. The lease commenced on June 1, 1994, and expires on May 31, 1998. The annual lease payments are $10,500.00.

The following is a schedule of future minimum lease payments required under the lease:

                           1999                                      $1,750.00

The Company leases office space from M & M Properties, Inc. in Greensboro, North Carolina. The lease commenced on July 1, 1993, and expires on June 30, 1998. The annual lease payments are $8,995,92.

The following is a schedule of future minimum lease payments required under the lease:

                           1999                                     $ 2,248.98

The Company leases office space from David Chesney, President, in Charlotte, North Carolina. The lease commenced on March 24, 1995, and expires on March 31, 1998. The annual lease payments are $17,700.

                              K.B.D. SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1998 AND 1997
                                    Continued

NOTE E - DESCRIPTION OF LEASING ARRANGEMENTS (Continued)

The Company leases office space from David Chesney, President, in Cary, North Carolina. The lease commenced on May 26, 1997, and expires on June 30, 2007. The annual lease payments are $106,524. This lease is for office space at its current location, 760 Reedy Creek Road.

The following is a schedule of future minimum lease payments required under the lease:

         1999                                                   $106,524
         2000                                                    106,524
         2001                                                    106,524
         2002                                                    106,524
         2003                                                    106,524
         Later Years                                             452,727

The total rent expense for office space for March 31, 1998 and March 31, 1997, was $142,856.67 and $105,917.03, respectively.

The Company leases a copier and postage machine month-by-month. There is no formal lease agreement.

NOTE F - CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

NOTE G - BAD DEBT EXPENSE

Bad debt expense for fiscal years ending March 31, 1998 and March 31, 1997, was $168.50 and $6,050.83, respectively.

                              K.B.D. SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1998 AND 1997
                                    Continued

NOTE H - INCOME TAXES

The provision for income taxes consists of the following:

                                                         3-31-98                       3-31-97
                                                           Year                         Year
                                                           End                           End
                                                  -----------------------       ----------------------
                 Federal Taxes:
                 Current                                    $184,282.82                   $99,684.89
                 *Result of IRS Audit                         22,495.00                         -
State Taxes:
                 North Carolina                               32,082.95                    21,686.27
                 South Carolina                                3,385.51                         -
                 Georgia                                         532.85                        10.00
                 Virginia                                        136.60                         -
                                                  -----------------------       ----------------------
                                                            $242,915.73                  $121,381.16
                                                  =======================       ======================

*As a result of an IRS income tax examination, the Company was assessed an additional $22,495 in income taxes for the year ended March 31, 1996. The additional tax resulted from the following adjustments made by the IRS to the Company's taxable income:

         1. Reduction of depreciation expense; 2. Life insurance that was not tax deductible; 3. Dividend to shareholder; 4. Meals and entertainment expenses that were only 50% tax deductible; 5. Leasehold improvements that should have been amortized; and 6. Fringe benefits (personal use of Company auto by shareholder).

During the fiscal year ending March 31, 1997, the Company sold land to President, David Chesney, which resulted in a loss of $194,801.42 (See Note B). Since this is a related party transaction, the loss is not tax deductible. The above provision for income taxes for March 31, 1997, reflects the nondeductibility of this loss.

                              K.B.D. SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1998 AND 1997


NOTE I - RETAINED EARNINGS ADJUSTMENT

In preparing the Company's 1997 audited financial statements, it was necessary to make an adjustment to increase retained earnings by $121,413.86 to correct for the Company's having inappropriately, among other things, charged an expense account for repayments of notes payable on vehicles. While that adjustment is reflected in the 1997 audited financial statements, it has not been entered in the Company's books of account. Thus, the Company's 1998 books of account also required adjustment. To accommodate the development of appropriate financial statements for 1998, the 1997 adjustment was reversed.

NOTE J - FINANCIAL INSTRUMENTS

The Company has a number of cash deposits including a $100,000.00 certificate of deposit. The Company estimates that the fair value of all financial instruments at March 31, 1998, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.

At March 31, 1998, the Company has $589,057.28 on deposit at First Citizens Bank of Cary. The Company is at risk for cash deposits in excess of federally insured limits.

                            Supplementary Schedule




                              K.B.D. SERVICES, INC.
                SCHEDULES OF SELLING AND ADMINISTRATIVE EXPENSES
                       YEARS ENDED MARCH 31, 1998 AND 1997

                                                                       1998                            1997
                                                               ----------------------          ----------------------
Payroll Taxes                                                           $302,190.27                     $248,540.47
Utilities                                                                 16,545.32                       10,691.44
Rent                                                                     142,856.67                      105,917.03
Office                                                                    30,406.53                       38,164.22
Operating Supplies                                                        50,965.27                       54,216.79
Employment Recruiting                                                     18,228.45                       24,859.73
Taxes and Licenses                                                        30,770.71                       28,829.98
Employee Record Checks                                                     5,348.81                        7,367.31
Payroll Service                                                           22,294.98                       18,993.49
Legal and Accounting                                                       6,996.85                        7,997.29
Dues & Subscriptions                                                       2,176.50                        1,800.93
Telephone, Pagers, Answering Service                                      97,868.43                       73,185.95
Commissions                                                                    -                           3,135.46
Health Insurance                                                          26,515.65                       10,108.76
Equipment Rental                                                           5,157.41                        5,254.56
Advertising                                                               81,158.74                       70,054.29
General and Auto Insurance                                               412,595.65                      416,116.22
Vehicle Expenses                                                       1,003,639.05                      898,855.81
Education and Training                                                     3,051.00                        2,576.78
Repairs to Customer Documents                                             18,326.16                            -
Penalty                                                                        -                             760.00
Bad Debt Expense                                                             168.50                        6,050.83
                                                               ----------------------          ----------------------
Total                                                                 $2,277,260.95                   $2,033,477.34
                                                               ======================          ======================

                  SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               KBD SERVICES, INC.
                            CONDENSED BALANCE SHEETS

                                                                         June 30,                  March 31,
                                                                           1998                      1998
                                                                    -------------------       -------------------
                                                                        (Unaudited)                (Audited)
                                ASSETS                                                              Note 1

     CURRENT ASSETS
       Cash and cash equivalents                                           $373,312                $614,313
       Accounts Receivable, net                                             809,119                 641,164
       Note Receivable - Stockholder                                         20,000                  20,000
       Prepaid expenses and other current assets                            229,095                  84,001
                                                                    -------------------       -------------------
         Total current assets                                             1,431,526                1,359,478

     PROPERTY AND EQUIPTMENT, net                                           861,477                  954,411
                                                                    -------------------       -------------------
         Total assets                                                    $2,293,003               $2,313,889
                                                                    ===================       ===================


                 LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES
       Short-term borrowings                                               $135,000                 $135,000
       Current maturities of long-term debt                                 390,661                  496,601
       Accounts payable and accrued liabilities                             699,793                  686,609
                                                                    -------------------      -------------------
         Total current liabilities                                        1,225,454                1,318,210

     LONG-TERM DEBT                                                         346,631                  376,219
                                                                    -------------------       -------------------
         Total liabilities                                                1,572,085                1,694,429
                                                                    -------------------       -------------------

     STOCKHOLDERS' EQUITY
       Common Stock                                                             100                      100
       Retained Earnings                                                    720,818                  619,360
                                                                    -------------------       -------------------
         Total stockholders' equity                                         720,918                  619,460
                                                                    -------------------       -------------------
         Total liabilities and stockholders' equity                      $2,293,003               $2,313,889
                                                                    ===================       ===================

     See notes to unaudited  condensed  interim financial statements.

                               KBD SERVICES, INC.
            CONDENSED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                   (Unaudited)


                                                            For the Three Months Ended June 30,
                                                          ------------------ ---- -----------------
                                                                1998                    1997
                                                          ------------------      -----------------
     Revenue                                                   $1,841,487             $1,494,202

     Cost of Revenue                                            1,330,401              1,160,330
                                                          ------------------      -----------------

       Gross Profit                                               511,086                333,872

     Selling, general, and administrative expenses                339,586                249,558
                                                          ------------------      -----------------

        Income from operations                                    171,500                 84,314

     Other (Income) Expense
       Interest income                                               (503)                  (721)
       Interest expense                                            20,081                 12,469
                                                          ------------------      -----------------
                                                                   19,578                 11,748
                                                          ------------------      -----------------

     Income before income taxes                                   151,922                 72,566

     Provision for income taxes                                    50,464                 16,907
                                                          ------------------      -----------------
       Net income                                                 101,458                 55,659

     Retained earnings, beginning of period                       619,360                412,942
                                                          ------------------      -----------------
     Retained earnings, end of period                            $720,818               $468,601
                                                          ==================      =================

       See notes to unaudited  condensed  interim financial statements.

                               KBD SERVICES, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                                    For the Three Months
                                                                                       Ended June 30,
                                                                             -----------------------------------
                                                                                   1998               1997
                                                                             ----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                      $101,458            $55,659
Adjustments to reconcile net income to net cash (used in) provided by operating activities -
    Depreciation                                                                  92,934            103,440
    Changes in operating assets and liabilities
      (Increase) decrease in -
        Accounts receivable, net                                                (167,956)           (72,891)
        Prepaid expenses and other current assets                               (145,094)           (39,306)
      Increase (decrease) in -
        Accounts payable and accrued liabilities                                  19,553             17,098
                                                                             ----------------  -----------------
          Net cash (used in) provided by operating activities                    (99,105)            64,000
                                                                             ----------------  -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of property and equipment                                                   -            (84,762)
                                                                             ----------------  -----------------
          Net cash used in investing activities                                        -            (84,762)
                                                                             ----------------  -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt                                                         -             82,410
  Repayments of long-term debt                                                  (141,896)          (116,102)
                                                                             ----------------  -----------------
          Net cash used in financing activities                                 (141,896)           (33,692)
                                                                             ----------------  -----------------
          Net decrease in cash and cash equivalents                             (241,001)           (54,454)
CASH AND CASH EQUIVALENTS, beginning of period                                   614,313            299,389
                                                                             ----------------  -----------------
CASH AND CASH EQUIVALENTS, end of period                                        $373,312           $244,935
                                                                             ================  =================

      See notes to unaudited  condensed  interim financial statements.

                               KBD SERVICES, INC.
            NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS


1.    BASIS OF PRESENTATION:
         The accompanying unaudited condensed interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The condensed balance sheet at March 31, 1998, has been derived from the audited financial statements at that date. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended June 30, 1998, are not necessarily indicative of the results that may be expected for any other interim period or for the year ending March 31, 1999.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                 FINANCIAL DATA

The accompanying unaudited pro forma condensed combined financial data of CDL and KBD have been prepared to present the effect of the acquisition of all of the capital stock of KBD by CDL. The unaudited pro forma condensed combined balance sheet as of June 30, 1998 was prepared as if the acquisition had occurred on June 30, 1998. The unaudited pro forma condensed combined statement of continuing operations for the year ended December 31, 1997 and for the six months ended June 30, 1998 combines historical statements of operations for CDL and KBD as if the acquisition occurred on January 1, 1997. The unaudited pro forma condensed combined statement of continuing operations combines historical statements of operations of CDL for the year ended December 31, 1997 and KBD for the year ended March 31, 1998.

The detailed assumptions used to prepare the unaudited pro forma condensed combined financial information are contained herein. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial information reflects the use of the purchase method of accounting for the acquisition. The purchase price allocation used in the preparation of the pro forma financial information is preliminary and subject to change based upon the final evaluation being performed.

The following unaudited pro forma financial data does not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had the transaction been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. This information and accompanying notes should be read in conjunction with CDL's Annual Report on Form 10-K for the year ended December 31, 1997, its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998 and KBD's financial statements included elsewhere in this report on Form 8-K/A.

            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                  June 30, 1998
                     (In thousands except share information)

                                                    Historical                  Pro Forma                Pro Forma
                                              CDL                KBD           Adjustments               Combined
                                          -------------      ------------    ----------------          --------------
                 ASSETS
CURRENT ASSETS
 Cash and cash equivalents                    $1,281              $373                                     $1,654
 Accounts receivable, net                     19,477               809                                     20,286
 Note receivable  - stockholder                                     20                                         20
 Prepaid expenses and other
  current assets                               2,492               229                                      2,721
                                          -------------      ------------    ----------------          --------------
   Total current assets                       23,250             1,431                                     24,681

EQUIPMENT AND LEASE-
 HOLD IMPROVEMENTS, net                        5,727               862                                      6,589
INTANGIBLE ASSETS, net                         2,848                 -            $3,304        (b)         6,152
OTHER ASSETS                                   1,445                 -                                      1,445
                                          -------------      ------------    ----------------          --------------
     Total assets                            $33,270            $2,293            $3,304                  $38,867
                                          =============      ============    ================          ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Short-term borrowings                        $4,500              $135            $2,000        (a)        $6,635
 Current maturities of long-term
  debt                                         2,475               391                                      2,866
 Accounts payable and accrued
  liabilities                                 13,095               699                65        (a)        13,859
 Net liabilities of discontinued
  operations                                     111                 -                                        111
                                          -------------      ------------    ----------------          --------------
    Total current liabilities                 20,181             1,225             2,065                   23,471
                                          -------------      ------------    ----------------          --------------

LONG-TERM DEBT                                 2,398               347             1,960        (a)         4,705
OTHER LONG-TERM
 LIABILITIES                                   1,529                 -                                      1,529
                                          -------------      ------------    ----------------          --------------
     Total liabilities                        24,108             1,572             4,025                   29,705
                                          -------------      ------------    ----------------          --------------
STOCKHOLDERS' EQUITY
 Preferred stock                                   -                 -
 Common stock                                      7                 -                                          7
 Additional paid-in capital                    9,026                 -                                      9,026
 Treasury stock                                 (162)                -                                       (162)
 Retained earnings                               291               721              (721)       (b)           291
                                          -------------      ------------    ----------------          --------------
    Total stockholder's equity                 9,162               721              (721)                   9,162
                                          -------------      ------------    ----------------          --------------
    Total liabilities and
    stockholders' equity                     $33,270            $2,293            $3,304                  $38,867
                                          =============      ============    ================          ==============

See  notes  to  unaudited  pro  forma  condensed  combined financial statements.

            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
         PRO FORMA CONDENSED COMBINED STATEMENT OF CONTINUING OPERATIONS
                      For the Year Ended December 31, 1997
                                   (Unaudited)
                     (In thousands except share information)


                                                    Historical
                                              CDL                KBD
                                           Year Ended         Year Ended
                                            December          March 31,
                                            31, 1997             1998            Pro Forma              Pro Forma
                                                                                Adjustments              Combined
                                          -------------      -------------    ----------------        ---------------
Revenue                                     $171,502             $6,603                                 $178,105
Cost of revenue                              130,577              4,896                                  135,473
                                          -------------      -------------    ----------------        ---------------
Gross profit                                  40,925              1,707                                   42,632
Selling, general and
 administrative expenses                      38,223              1,093               $50        (c)      39,366
                                          -------------      -------------    ----------------        ---------------
Operating income                               2,702                614               (50)                 3,266
Other (income) expense:
 Gain on sale of subsidiary                     (816)                 -                                     (816)
 Other income, net                              (171)               (21)                                    (192)
 Interest expense                              1,144                 61               317      (c)         1,522
                                          -------------      -------------    ----------------        ---------------
Income from continuing
 operations before provision for
income taxes                                   2,545                574              (367)                 2,752
Provision for income taxes                       888                243              (168)     (c)           963
                                          -------------      -------------    ----------------        ---------------
Income from continuing
 operations                                   $1,657               $331             ($199)                $1,789
                                          =============      =============    ================        ===============
Basic income per share:
 Continuing operations                          $.25                  -                -       (d,e)        $.27
                                          =============      =============    ================        ===============
  Weighted average shares
    outstanding                                6,672                  -                -       (d,e)       6,672
                                          =============      =============    ================        ===============

Diluted income per share:
 Continuing operations                          $.25                  -                -       (d,e)        $.27
                                          =============      =============    ================        ===============
   Weighted average shares
    outstanding                                6,675                  -                -       (d,e)       6,675
                                          =============      =============    ================        ===============




See  notes  to  unaudited  pro  forma  condensed  combined financial statements.

         CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 1998
                                   (Unaudited)
                     (In thousands except share information)


                                                    Historical                  Pro Forma               Pro Forma
                                              CDL                KBD           Adjustments              Combined
                                          -------------      ------------    ----------------        ----------------
Revenue                                      $87,278            $3,532                                    $90,810
Cost of revenue                               67,625             2,570                                     70,195
                                          -------------      ------------    ----------------        ----------------
Gross profit                                  19,653               962                                     20,615
Selling, general and
 administrative expenses                      18,181               622               $25       (c)         18,828
                                          -------------      ------------    ----------------        ----------------
Operating income (loss)                        1,472               340               (25)                   1,787
Other (income) expense:
 Other income, net                              (171)               (1)                                      (172)
 Interest expense                                498                37               150      (c)             685
                                          -------------      ------------    ----------------        ----------------
Income (loss) before provision for
income taxes                                   1,145               304              (175)                   1,274
Provision for income taxes                       435               114               (65)     (c)             484
                                          -------------      ------------    ----------------        ----------------
Net Income (loss)                               $710               190             ($110)                    $790
                                          =============      ============    ================        ================

Basic income per share:
 Net income per share                           $.11                  -               -       (d,e)          $.12
                                          =============      ============    ================        ================

 Weighted average shares
   outstanding                                 6,660                  -               -       (d,e)         6,660
                                          =============      ============    ================        ================

Diluted income per share:
 Net income per share                           $.10                  -               -       (d,e)          $.12
                                          =============      ============    ================        ================

 Weighted average shares
   outstanding                                 6,824                  -               -       (d,e)         6,824
                                          =============      ============    ================        ================

See  notes  to  unaudited  pro  forma  condensed  combined financial statements.

            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)



(a) The following pro forma adjustments reflect CDL's purchase of KBD. Pro forma adjustments include estimated direct costs of acquisition of $65,000.

                                                                 (in thousands)
           Short-term borrowings                                        $2,000
           7% Subordinated convertible note payable                      1,460
           7% Contingent subordinated convertible note payable             500
           Accrued expenses                                                 65
                                                                  ------------
           Total estimated purchase price                               $4,025
                                                                  ============

(b) The following pro forma adjustments reflect the excess of the purchase price over book value, which is attributed to goodwill. The book value of KBD's net assets approximate the estimated fair value.

                                                                 (in thousands)
           Total estimated purchase price                               $4,025
           Elimination of KBD's retained earnings                         (721)
                                                                  ------------
           Goodwill                                                     $3,304
                                                                  ============

(c) The following pro forma adjustments are incorporated in the pro forma condensed combined statements of operations (in thousands):

                                                                              Year ended              Six months
                                                                             December 31,                ended
                                                                                 1997                June 30, 1998
                                                                           ------------------      ------------------

           1.    Increase in interest expense on 7% convertible
                 note payable.                                                       (102)                   (51)
           2.    Increase in interest expense on 7% contingent
                 note payable.                                                        (35)                    (9)
           3.    Increase in interest expense on assumed
                 borrowings on credit facility at 9%.                                (180)                   (90)
           4.    Increase in amortization expense resulting from
                 the acquired goodwill using a 25 year life.                         (132)                   (66)
           5.    Decrease in expenses for certain non-continuing items.                82                     41
           6.    Decrease in income taxes associated with the above
                 adjustments  and  from  the  application  of  CDL's  historical effective  tax rate for the  periods  presented  to the  pretax
                 income  in  the   accompanying   consolidated   statements   of
                 operations.
                                                                                      168                     65
                                                                           ------------------      ------------------
                                                                                    ($199)                 ($110)
                                                                           ==================      ==================


(d) The holder of the $1.46 million 7% Subordinated Convertible Note Payable (the "Note") has the right to convert the Note into fully paid shares of CDL's common stock at any time after the acquisition of KBD by CDL through July 1, 2003. The pro forma adjustments do not include an adjustment for the conversion of the Note since the conversion price is $6.00 per common share, which exceeds the average market price of CDL's common stock for the periods presented. Diluted earnings per share is not affected by the Note since the conversion of the Note into common stock was antidilutive for the periods presented.


(e) The holder of the $500,000 7% Contingent Subordinated Convertible Note Payable (the "Contingent Note") has the right to convert the Contingent
       Note into fully paid shares of CDL's common stock between September 16, 1999 and October 20, 1999 at the conversion price of $6.00 per common share, subject to adjustment of the amount of the Contingent Note based on a dollar for dollar reduction or discharge if KBD's earnings before interest and taxes is less than $700,000. For the pro forma presentation, the Contingent Note was deemed to be payable in cash in its entirety based on expectations that the earnings threshold will be achieved. The pro forma adjustments do not include an adjustment for the conversion of the Contingent Note since the conversion price exceeds the average market price of CDL's common stock for the periods presented.
       The pro forma diluted earnings per share was not affected by the Contingent Note since the necessary conditions for conversion were not satisfied by the end of the periods presented.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:   October 19, 1998         CONSOLIDATED DELIVERY & LOGISTICS, INC.
                                              (Registrant)




                                    By:  /s/ Albert W. Van Ness, Jr.
                                         Albert W. Van Ness, Jr.
                                         Chairman of the Board, Chief Executive
                                         Officer and Chief Financial Officer